Camden National Corporation's Board Declares Quarterly Dividend

CAMDEN, Maine, March 29, 2016 /PRNewswire/ -- Gregory A. Dufour, president and chief executive officer of Camden National Corporation (NASDAQ®: CAC; the "Company") announced today that the board of directors of the Company declared a dividend of $0.30 per share payable on April 29, 2016, for shareholders of record on April 15, 2016.
About Camden National Corporation
Camden National Corporation is the holding company of Camden National Bank and Acadia Trust, N.A. Headquartered in Camden, Maine, Camden National Corporation has $3.7 billion in assets and is the largest publicly traded company in Northern New England (NASDAQ: CAC). Camden National Bank is a full-service community bank that employs over 650 people, features a network of 63 banking centers and 85 ATMs in Maine, and offers state-of-the-art online and mobile banking resources as well as brokerage and insurance services through its division, Camden Financial Consultants. Acadia Trust offers investment management and fiduciary services through its offices in Portland, Bangor and Ellsworth. To learn more, visit www.CamdenNational.com.

CONTACT: Michael R. Archer, Vice President, Corporate Controller, Camden National Corporation, 207.230.2058, marcher@camdennational.com